UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 13, 2008

Exterran Partners, L.P.

__________________________________________

(Exact name of registrants as specified in their charters)

Delaware	001-33078	22-3935108
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4444 Brittmoore Road Houston, Texas		77041
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(713) 335-7000

Not Applicable

______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

The Consolidated Balance Sheet of Exterran General Partner, LP, the general partner of Exterran Partners, L.P., at December 31, 2007 is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

EXTERRAN PARTNERS, L.P.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

INTRODUCTION

The terms “we,” “us,” or “our” when used in this report refer to Exterran Partners, L.P. and its subsidiaries, collectively. On July 9, 2007, certain subsidiaries of Universal Compression Holdings, Inc., (along with its subsidiaries “Universal Compression Holdings”) completed the contribution of certain contract operations service contracts and the related natural gas compression equipment to us in accordance with the Amended and Restated Contribution, Conveyance and Assumption Agreement dated July 6, 2007 (the "July 2007 Contract Operations Acquisition").  In exchange for the contract operations service contracts and the related natural gas compression equipment, we assumed $159.6 million of long-term debt from Universal Compression Holdings and issued approximately 2.0 million common units and 0.1 million general partner units to Universal Compression Holdings.

The following unaudited pro forma consolidated statement of operations for the year ended December 31, 2007 assumes that the contribution of the assets and the assumption of the long-term debt in the July 2007 Contract Operations Acquisition, the other related transactions, as described below.  These transaction adjustments are presented in the notes to the unaudited pro forma consolidated statement of operations.

The unaudited pro forma consolidated statement of operations was derived by adjusting our historical financial statements.  The adjustments are based on currently available information and certain estimates and assumptions and, therefore, the actual adjustments may differ from the pro forma adjustments.  However, management believes that the adjustments provide a reasonable basis for presenting the significant effects of the transactions.  The unaudited pro forma consolidated statement of operations does not purport to present our results of operations had the contribution of the assets and the assumption of certain liabilities in the July 2007 Contract Operations Acquisition actually been completed as of January 1, 2007.  Moreover, the statement does not project our results of operations for any future date or period.

EXTERRAN PARTNERS, L.P.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the year ended December 31, 2007
(In thousands)

	Exterran Partners, L.P. Historical	Exterran Partners, L.P. July 2007 Contract Operations Acquisition	Adjustments		Exterran Partners, L.P. Pro Forma

Revenue	$107,675	$31,396	$ ─		$139,071
Costs and expenses:
Cost of sales (excluding depreciation)	46,066	12,019	─		58,085
Depreciation	16,570	4,814	─		21,384
Selling, general and administrative	13,730	1,192	1,636	(A)	16,558
Interest expense	11,658	─	2,844	(B)	14,502
Other (income) expense, net	(22)	─	─		(22)
Total costs and expense	88,002	18,025	4,480		110,507
Income before income taxes	19,673	13,371	(4,480)		28,564
Income tax expense	272	─	105	(C)	377
Net income	$19,401	$13,371	$(4,585)		$28,187

General partner interest in net income	$447				$623
Limited partner interest in net income	$18,954				$27,564

Weighted average limited partner units outstanding:
Basic	14,604		2,075	(D)	16,679
Diluted	14,702		2,075	(D)	16,777

Earnings per limited partner unit – Basic	$1.30				$1.65
Earnings per limited partner unit – Diluted	$1.29				$1.64

See accompanying notes to the unaudited pro forma consolidated financial statements.

EXTERRAN PARTNERS, L.P.
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

1.	Basis of Presentation, the Contribution and Related Transactions

The historical financial information is derived from our consolidated financial statements and the combined financial statements of the natural gas contract operations business that was provided in the United States of America by Universal Compression Holdings, Inc. (along with its subsidiaries “Universal Compression Holdings”) and its subsidiaries (“Universal Compression Partners Predecessor”).  The pro forma adjustments have been prepared as if the transactions, as described below, had taken place as of January 1, 2007.

The pro forma financial statements reflect the following transactions (the “transactions”):

•	the contribution of the assets in the July 2007 Contract Operations Acquisition from Universal Compression Holdings to us;
•	our assumption of $159.6 million of Universal Compression Holdings revolving debt;
•
the issuance of our common units in a private placement, payment of estimated private placement fees and use of those proceeds to repay a portion of the debt assumed from Universal Compression Holdings; and

•
additional borrowings of $90 million under our amended revolving credit facility and use of those proceeds to retire a portion of the debt assumed from Universal Compression Holdings and not repaid with the proceeds from the private placement.

2.	Pro Forma Adjustments and Assumptions

(A)  Reflects selling, general and administrative (“SG&A”) expenses of Universal Compression Partners Predecessor that relate to assets and contract operations service agreements that were contributed to us by Universal Compression Holdings in the July 2007 Contract Operations Acquisition.  SG&A expenses in this adjustment include only the allocation of indirect expenses and have been allocated to us based on the percentage of total horsepower of compressor units contributed to us to total horsepower of Universal Compression Partner Predecessor’s compressor units in accordance with the Omnibus Agreement.

 (B)  Reflects interest expense incurred on $90.0 million of additional borrowings under our amended revolving credit facility.  The interest expense is based on an average rate of LIBOR plus 1.25% during the twelve months ended December 31, 2007.

 (C)  Reflects taxes incurred under the Texas margins tax of Universal Compression Partners Predecessor that relate to the contract operations service agreements that were contributed to us from Universal Compression Holdings in the July 2007 Contract Operations Acquisition.  The apportionment factor assumption used for sales in the State of Texas is consistent with the apportionment factor utilized by us for the year ended December 31, 2007.  A 10% increase or decrease in the apportionment factor would not have a material impact on the amount of margin tax expense for the unaudited pro forma consolidated statement of operations presented herein.

 (D) Reflects the issuance of approximately 2.0 million units to Universal Compression Holdings for the contribution of the assets and the issuance of approximately 2.0 million common units in the private placement.

3.	Pro Forma Net Income Per Limited Partner Unit

Pro forma net income per limited partner unit is determined by dividing the pro forma net income that would have been allocated to the common and subordinated unitholders by the number of common and subordinated units outstanding after the completion of the transactions included in the pro forma consolidated statement of operations.  All units were assumed to have been outstanding since January 1, 2007. Pursuant to the partnership agreement, to the extent that the quarterly distributions exceed certain targets, the general partner is entitled to receive certain incentive distributions that will result in more net income proportionately being allocated to the general partner than to the holders of common and subordinated units. The pro forma net income per unit calculations reflect incentive distributions made to our general partner on its incentive distribution rights of $0.1 million.

(d) Exhibits

Exhibit No. 23.1    Consent of Independent Registered Public Accounting Firm.

Exhibit No. 99.1    Balance Sheet of Exterran General Partner, LP dated as of December 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Exterran Partners, L.P.

	By:	Exterran General Partner, LP, its general partner

	By:	Exterran GP LLC, its general partner

(Registrant)

March 13, 2008	By:	/s/ DANIEL K. SCHLANGER
Daniel K. Schlanger
Senior Vice President and Chief Financial Officer

 Exhibits Index

Exhibit 23.1    Consent of Independent Registered Public Accounting Firm.

Exhibit 99.1    Balance Sheet of Exterran General Partner, LP dated as of December 31, 2007.